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                                                                   Exhibit 10(b)

                              Bell, Boyd & Lloyd
                          Three First National Plaza
                      70 West Madison Street, Suite 3300
                          Chicago, Illinois 60602-4207
                                 312 372-1121
                               Fax 312 372-2098



                               November 13, 1997


Nuveen Investment Trust II
333 West Wacker Drive
Chicago, Illinois  60606-1286

Ladies and Gentlemen:

     We have served as counsel for Nuveen Investment Trust II, a Massachusetts business trust (the "Trust"), in connection with the registration under the Securities Act of 1933 (the "Act") of an indefinite number of shares of various classes (the "Shares") of the series of the Trust designated Nuveen Rittenhouse Growth Fund (the "Fund") in registration statement no. 333-33607 on Form N-1A (the "Registration Statement").

     In this connection we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate and other records, certificates and other papers as we deemed it necessary to examine for the purpose of this opinion, including the Declaration of Trust and By-laws of the Trust, actions of the board of trustees of the Trust authorizing the issuance of Shares of the Fund and the Registration Statement.

     We assume that, upon sale of the Shares, the Trust will receive the authorized consideration therefor, and that such consideration will in each case at least equal the net asset value and par value of the Shares.

     Based on such examination, we are of the opinion that upon the issuance and delivery of the Shares of the Fund after the post-effective amendment has been declared effective and in accordance with the Declaration of Trust and the actions of the board of trustees authorizing the issuance of the Shares, and the receipt by the Trust of the authorized consideration therefor, the Shares so issued will be validly issued, fully paid and nonassessable (although shareholders of the Fund may be subject to liability under certain circumstances as described in the prospectus of the Trust included as Part A of the Registration Statement in the section under the caption "General Information").

     In rendering the foregoing opinion, we have relied upon the opinions of Bingham Dana LLP in their letter dated November 12, 1997.

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Nuveen Investment Trust II
November 13, 1997
Page 2


     We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under section 7 of the Act.

                                Very truly yours,


                                /s/ BELL, BOYD & LLOYD